                                                                     EXHIBIT 4.2

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT


          AMENDMENT dated as of January 17, 1994, to the $400,000,000 Credit Agreement dated as of October 21, 1993 (the "Credit Agreement") among FLEMING COMPANIES, INC., the BANKS party thereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

                              W I T N E S S E T H:

          WHEREAS, the entities named above are parties to the Credit Agreement;

          WHEREAS, the parties hereto desire to amend the Credit Agreement to effect the amendment reflected herein;

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS; REFERENCES. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

          SECTION 2.  AMENDMENT OF SECTION 5.09 OF THE CREDIT AGREEMENT.
Section 5.09 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "As of the last day of each fiscal quarter of the Borrower, the ratio of Net Earnings Available for Fixed Charges to Consolidated Fixed Charges, in each case for the four fiscal quarters ending on such day, shall not be less than 1.6 to 1; PROVIDED that Net Earnings Available For Fixed Charges for any period shall be calculated on a pro forma basis excluding any charge of up to $101,300,000 for the Borrower Special Charges.

               "Borrower Special Charges" means the charges to the Borrower's earnings in December 1993 relating to the consolidation of certain of the Borrower's facilities and operations, as approved by the board of directors of the Borrower at a meeting on January 17, 1994."

          SECTION 3. COUNTERPARTS; EFFECTIVENESS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when the Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any Bank as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party) and, once so effective, Section 2 hereof shall be given effect retroactively to December 25, 1993.

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          SECTION 4.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                FLEMING COMPANIES, INC.

                                By /S/ JOHN M. THOMPSON
                                  ------------------------------
                                  Name: John M. Thompson
                                  Title: Vice President and
                                Treasurer
                                MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK

                                By /S/ MICHAEL C. MAUER
                                  ------------------------------
                                  Name: Michael C. Mauer
                                  Title: Vice President

                                J.P. MORGAN DELAWARE

                                By /S/ D.J. MORRIS
                                  ------------------------------
                                  Name: David J. Morris
                                  Title: Vice President

                                BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION

                                By /S/ JODY B. SCHNEIDER
                                  ------------------------------
                                  Name: Jody B. Schneider
                                  Title: Vice President

                                By /S/ C.L. TURNER, III
                                  ------------------------------
                                  Name: C.L. Turner, III
                                  Title: Vice President

                                BOATMEN'S FIRST NATIONAL BANK
                                  OF OKLAHOMA

                                By /S/ K. RANDY ROPER
                                  ------------------------------
                                  Name: K. Randy Roper
                                  Title: Senior Vice President

                                CREDIT SUISSE

                                By /S/ WILLIAM P. MURRAY
                                  ------------------------------
                                  Name: William P. Murray
                                  Title: Member of Senior
                                           Management

                                By /S/ KRISTINN R. KRISTINSSON
                                  ------------------------------
                                  Name: Kristinn R. Kristinsson
                                  Title: Member of Senior
                                           Management

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                                 TEXAS COMMERCE BANK, NATIONAL
                                 ASSOCIATION

                                By /S/ JOHN P. DEAN
                                  ------------------------------
                                  Name: John P. Dean
                                  Title: Senior Vice President

                                CIBC, INC.

                                By /S/ J.D. WESTLAND
                                  ------------------------------
                                  Name: J.D. Westland
                                  Title: Vice President

                                NATIONSBANK OF TEXAS, N.A.

                                By /S/ BIANCA HEMMEN
                                  ------------------------------
                                  Name: Bianca Hemmen
                                  Title: Vice President

                                By /S/ STEVEN A. DEILY
                                  ------------------------------
                                  Name: Steven A. Deily
                                  Title: Senior Vice President

                                SWISS BANK CORPORATION

                                By /S/ THAD D. RASCHE
                                  ------------------------------
                                  Name: Thad D. Rasche
                                  Title: Director
                                         Merchant Banking

                                By /S/ NEIL R. GUNN
                                  ------------------------------
                                  Name: Neil R. Gunn
                                  Title: Associate Director
                                         Merchant Banking

                                UNION BANK OF SWITZERLAND

                                By /S/ A. IMHOLZ
                                  ------------------------------
                                  Name: Alfred W. Imholz
                                  Title: First Vice President

                                By /S/ JAN BUETTGEN
                                  ------------------------------
                                  Name: Jan Buettgen
                                  Title: Assistant Vice President

                                THE BANK OF NOVA SCOTIA

                                By /S/ A.S. NORSWORTHY
                                  ------------------------------
                                  Name: A.S. Norsworthy
                                  Title: Assistant Agent

                                THE TORONTO-DOMINION BANK

                                By /S/ F.B. HAWLEY
                                  ------------------------------
                                  Name: F.B. Hawley
                                  Title: Mgr. Cr. Amin.

                                WACHOVIA BANK OF GEORGIA, N.A.

                                By /S/ TERRY KATON
                                  ------------------------------
                                  Name: Terry Katon
                                  Title: Assistant Vice President

                                THE FIRST NATIONAL BANK OF
                                  CHICAGO

                                By /S/ SHARON A. HUEBNER
                                  ------------------------------
                                  Name: Sharon A. Huebner
                                  Title: Vice President

                                KREDIETBANK, N.V.

                                By /S/ PATRICIA A. MCCANN
                                  ------------------------------
                                  Name: Patricia A. McCann
                                  Title: Vice President

                                By /S/ ROBERT SNAUFFER
                                  ------------------------------
                                  Name: Robert Snauffer
                                  Title: Vice President

                                BANQUE NATIONALE DE PARIS,
                                  HOUSTON AGENCY

                                By /S/ HENRY F. SETINA
                                  ------------------------------
                                  Name: Henry F. Setina
                                  Title: Vice President

                                FIRST INTERSTATE BANK OF
                                  CALIFORNIA

                                By /S/ W. J. BAIRD
                                  ------------------------------
                                  Name: William J. Baird
                                  Title: Vice President

                                FIRST TENNESSEE BANK
                                  NATIONAL ASSOCIATION

                                By /S/ GEORGE COULOUBARITSIS
                                  ------------------------------
                                  Name: George Couloubaritsis
                                  Title: Vice President

                                THE FUGI BANK, LIMITED

                                By /S/ DAVID KELLEY
                                  ------------------------------
                                  Name: David Kelley
                                  Title: Vice President and
                                         Senior Manager

                                LIBERTY BANK AND TRUST COMPANY
                                  OF OKLAHOMA CITY, N.A.

                                By /S/ LAURA CHRISTOFFERSON
                                  ------------------------------
                                  Name: Laura Christofferson
                                  Title: Vice President

                                      -61-

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                                THE MITSUBISHI BANK, LTD.,
                                  HOUSTON AGENCY

                                By SHOJI HONDA
                                  ------------------------------
                                  Name: Shoji Honda
                                  Title: General Manager

                                NORDDEUTSCHE LANDESBANK
                                  GIROZENTRALE

                                By /S/ S.K. HUNTER
                                  ------------------------------
                                  Name: Stephen K. Hunter
                                  Title: Senior Vice President

                                By /S/ STEPHANIE HOEVERMANN
                                  ------------------------------
                                  Name: Stephanie Hoevermann
                                  Title: Vice President

                                PNC BANK, NATIONAL ASSOCIATION

                                By /S/ TAMARA R. O'CONNOR
                                  ------------------------------
                                  Name: Tamara R. O'Connor
                                  Title: Vice President

                                SOCIETE GENERALE, SOUTHWEST AGENCY

                                By /S/ RICHARD M. LEWIS
                                  ------------------------------
                                  Name: Richard M. Lewis
                                  Title: Assistant Vice President

                                By /S/ CHRISTOPHER SPEITZ
                                  ------------------------------
                                  Name: Christopher Speitz
                                  Title: Vice President

                                BANK IV KANSAS, N.A.

                                By /S/ MIKE WEGENG
                                  ------------------------------
                                  Name: Mike Wegeng
                                  Title: Vice President

                                FIRST NATIONAL BANK OF OMAHA

                                By /S/ R.W. TRITSEL
                                  ------------------------------
                                  Name: R.W. Tritsel
                                  Title: Vice President

                                THE SANWA BANK LIMITED,
                                  DALLAS AGENCY

                                By /S/ MASAO YANO
                                  ------------------------------
                                  Name: Masao Yano
                                  Title: Vice President





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